KLA-Tencor Corporation

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. EMPLOYEES

      Grant. The Company hereby grants to the Employee named in the Restricted Stock Unit Award Notification an award of Restricted Stock Units ("RSUs"), as set forth in the Restricted Stock Unit Award Notification and subject to the terms and conditions in this Agreement and the Company's 2004 Equity Incentive Plan (the "Plan"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement (the "Agreement").

      Company's Obligation. Each RSU represents the right to receive one Share on the vesting date of that unit. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

      Vesting Schedule. Subject to paragraph 4, the Employee will vest in the RSUs awarded by this Agreement according to the vesting schedule specified in the Restricted Stock Unit Award Notification. Accordingly, such vesting may be tied to the attainment of established performance goals and/or the completion of a specified period of Service Provider status.

      Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the RSU at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the RSUs, the Shares underlying those accelerated RSUs shall nevertheless be issued at the same time or times as if such RSUs had vested in accordance with the vesting schedule set forth in the Restricted Stock Unit Award Notification (whether or not the Employee remains in Service Provider status as of such date(s)).

      Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Restricted Stock Unit Award Notification, if the Employee terminates service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company and without any payment (in cash or otherwise) due the Employee.

      Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee's death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9. Any RSUs that vest in accordance with paragraph 4 will be paid to the Employee (or in the event of the Employee's death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 9. For each RSU that vests, the Employee will receive one Share. The Shares shall be issued no later than the later of (i) the close of the calendar year in which the Shares vest or (for accelerated RSUs under paragraph 4) would have vested in the absence of such acceleration or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date that the RSUs were originally scheduled to vest without giving effect to any accelerated vesting under paragraph 4.

      Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee's estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as such and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

      Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether made in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award. Such adjustments shall be made in such manner as the Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

      Withholding of Taxes. Regardless of any action the Company and/or the Subsidiary employing or retaining the Employee (the "Employer") take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Employee's participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer to be an appropriate charge to the Employee even if technically due by the Company or the Employer ("Tax-Related Items"), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSUs, the vesting of the RSUs, the delivery of Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Employee's liability for Tax-Related Items or to achieve any particular tax result. Further, if the Employee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

      Prior to the relevant taxable event, the Company will withhold a portion of the vested RSUs that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no cash payment due the Employee for the value of any Share withheld in excess of the Tax-Related Items as a result of such rounding. If the date of the relevant taxable event (e.g., the date upon which the RSUs vest, in whole or in part) occurs on a day on which the established stock exchange on which the Company's Common Stock is traded (including without limitation the NASDAQ Global Select Market or the NASDAQ Global Market) is not open for trading, the Fair Market Value for purposes of calculating the portion of the vested RSUs to be withheld pursuant to this paragraph 9 (i.e., the deemed Fair Market Value of the Company's Common Stock on the date of such taxable event) shall be equal to the closing sales price for the Company's Common Stock as quoted on such stock exchange on the market trading day immediately prior to such taxable event. Alternatively, the Company, in its sole discretion, may require or otherwise permit the Employee to make alternate arrangements satisfactory to the Company for such Tax-Related Items. In addition, the Company and/or the Employer has the right to satisfy any Tax-Related Items that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares by one or a combination of the following: (i) retaining without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any Tax-Related Items; or (ii) arranging for the sale of Shares otherwise deliverable to the Employee (on the Employee's behalf and at the Employee's direction pursuant to this authorization).

      To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Employee shall be deemed, for tax purposes, to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. By accepting this RSU award, the Employee expressly consents to the withholding or sale of Shares and to any additional cash withholding as provided for in this paragraph 9. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any Tax-Related Items.

      Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares are issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee's broker.

      No Effect on Employment. To the full extent permitted under applicable law, the Employee's employment or other Service Provider status with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee's employment or other Service Provider status with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing or retaining the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service relationship of the Employee at any time for any reason whatsoever, with or without good cause or notice, in each case subject to compliance with applicable employment or other laws.

      Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at 160 Rio Robles, San Jose, California 95134, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

      Grant is Not Transferable. Except to the limited extent provided in paragraph 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

      Restrictions on Sale of Securities. Subject to the provisions of paragraph 16, the Company shall use its best efforts to assure that the Shares issued in payment of the vested RSUs are registered under the U.S. federal securities laws or qualify for any available exemption from such registration and are accordingly freely tradable. However, any sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company's insider trading policies, and any other applicable securities laws.

      Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

      Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval have been effected or obtained, free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. In no event, however, shall any Shares be issued in contravention of applicable U.S. federal and state securities laws or other regulatory requirements.

      Plan Governs. This Agreement and the Restricted Stock Unit Award Notification are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Restricted Stock Unit Award Notification and one or more provisions of the Plan, the provisions of the Plan will govern.

      Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

      Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

      Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

      Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this RSU award.

      Amendment, Suspension or Termination of the Plan. By accepting this RSU award, the Employee expressly warrants that he or she has received a right to receive stock under the Plan (provided the vesting conditions are satisfied), and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

      Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Employee's consent to participate in the Plan by electronic means. By accepting this RSU award, the Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

      Notice of Governing Law and Venue. This RSU award shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

      For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this RSU award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this RSU award is made and/or to be performed.

      Acknowledgement of Nature of Plan and Award. In accepting the Award, the Employee acknowledges that:

        the Plan is established voluntarily by the Company;

        the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past;

        all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

        the Employee's participation in the Plan is voluntary;

        the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Employee's employment or Service Provider contract, if any;

        the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

        the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

        in the event that the Employee is not an Employee of the Company or any Subsidiary, the Award and his or her participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;

        the future value of the underlying Shares is unknown and cannot be predicted with certainty;

        in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the RSUs or Shares acquired upon vesting of the RSUs resulting from termination of the Employee's employment or Service Provider status by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

        in the event of termination of his or her employment (whether or not in breach of local labor laws), the Employee's right to receive RSUs and vest in the RSUs under the Plan, if any, will terminate effective as of the date that he or she is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Award;

        the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee's participation in the Plan or his or her acquisition or sale of the underlying Shares; and

        the Employee is hereby advised to consult with his or her personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

      Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan.

      The Employee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to the Employee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in the Employee's favor, for the exclusive purpose of implementing, administering and managing the Plan ("Data").

      The Employee understands that Data will be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. The Employee understands the recipients of the Data may be located in his or her country, in the United States or elsewhere, and that the recipients' country may have different data privacy laws and protections than his or her country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Employee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Employee understands, however, that refusing or withdrawing such consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

      Language. If the Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

      Appendix. Notwithstanding any provision in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in any appendix to this Agreement (the "Appendix") for the Employee's country of residence. Moreover, if the Employee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Employee, to the extent the Company determines that the application of such terms is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

      Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee's participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX

KLA-TENCOR CORPORATION

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. EMPLOYEES

This Appendix includes special terms and conditions that govern the RSUs granted to the Employee if the Employee resides in the countries contained herein at the time of grant, the time of vesting, or any other applicable date. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Restricted Stock Unit Award Notification, the Agreement (of which this Appendix is a part) and the Plan.

This Appendix may also include information regarding exchange controls and certain other issues of which the Employee should be aware with respect to the Employee's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Employee not rely on the information noted herein as the only source of information relating to the consequences of the Employee's participation in the Plan because the information may be out of date at the time the Employee acquires Shares or sells Shares he or she acquires under the Plan.

In addition, the information is general in nature and may not apply to the Employee's particular situation, and the Company is not in a position to assure the Employee of any particular result. Accordingly, the Employee is strongly advised to seek appropriate professional advice as to how the relevant laws in the Employee's country apply to his or her specific situation.

If the Employee is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Appendix may not be applicable to him or her.

Belgium

No country-specific terms apply.

China

Exchange Control Notice

The Employee understands and agrees that, due to exchange control laws in China, he or she may be required to immediately repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to China. The Employee further understands that such repatriation of proceeds and dividends may need to be effected through a special foreign exchange account established by the Company or a Subsidiary and the Employee hereby consents and agrees that the proceeds from the sale of Shares and any dividends received may be transferred to such special account prior to being delivered to his or her personal account.

Furthermore, to facilitate compliance with any applicable laws or regulations in China, the Employee agrees and acknowledges that, if on any vesting date of RSUs issued hereunder the Company determines (in its sole discretion) that it is not feasible under applicable Chinese exchange control laws for the Company to issue shares of the Company's common stock to employees residing in China, the Company (or a brokerage firm instructed by the Company) is entitled to immediately sell all Shares issuable to the Employee upon such vesting date (on the Employee's behalf and at the Employee's direction pursuant to this authorization). In this event, the proceeds of the sale of such Shares, less any Tax-Related Items and broker's fees or commissions, will be remitted to the Employee in accordance with applicable exchange control laws and regulations.

In addition, please note that exchange control restrictions may limit the Employee's ability to access and/or convert funds received under the Plan, particularly if these amounts exceed U.S. $50,000. The Employee should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the vesting of the RSUs/sale of the Shares.

Germany

No country-specific terms apply.

Hong Kong

Securities Law Notice

The grant of RSUs and the Shares issued upon vesting of the RSUs do not constitute a public offer of securities and are available only to Employees.

Please be aware that the contents of the Agreement, including this Appendix, and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the RSU award. If the Employee is in any doubt about any of the contents of this Agreement, including this Appendix, or the Plan, the Employee should obtain independent professional advice.

India

Fringe Benefit Tax

By accepting the grant of RSUs, the Employee consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Plan at the discretion of the Company or the Employer. The Employee further understands that the grant of RSUs is contingent upon his or her agreement to assume liability for fringe benefit tax payable on the RSUs.

Further, by accepting the grant of the RSUs, the Employee agrees that the Company and/or the Employer may collect the fringe benefit tax from him or her by any of the means set forth in the Withholding of Taxes paragraph of the Agreement or any other reasonable method established by the Company. The Employee also agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request by the Company or the Employer.

Exchange Control Notice

To the extent required by law, the Employee must repatriate to India foreign exchange which is due or has accrued (either by way of dividend or sales proceeds) and convert such amounts to local currency within a reasonable period of time (but not later than 90 days after receipt). If required by law, the Employee must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate ("FIRC") from the bank where the Employee deposited the foreign currency and the Employee must deliver a copy of the FIRC to his or her employer.

Since exchange control regulations can change frequently and without notice, the Employee should consult his or her personal legal advisor before selling Shares to ensure compliance with current regulations. It is the Employee's responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Employee's failure to comply with applicable local laws.

Ireland

Restriction on Type of Shares Issued to Directors

If the Employee is a director or shadow director of an Irish Subsidiary, his or her RSUs will be paid in newly issued Shares only. In no event will the RSUs be settled in treasury Shares.

Director Notification Requirement

If the Employee is a director, shadow director or secretary of an Irish Subsidiary, he or she must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company or any Subsidiary (e.g., RSUs, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

Israel

Sales through Trustee

To facilitate compliance with tax withholding obligations in Israel, the Employee agrees and acknowledges that the Company (or a brokerage firm instructed by the Company) is entitled to immediately transfer all Shares issued to the Employee at vesting (on the Employee's behalf and at the Employee's direction pursuant to this authorization) to a Trustee in Israel. The Trustee in Israel will withhold taxes (to the extent applicable) on the sale of Shares issued to the Employee from vested RSUs. Further, upon any sale of the Shares issued to the Employee (which Shares shall be sold through the Trustee), the proceeds of such sale of the Shares, less any Tax-Related Items and broker's fees or commissions, will be remitted to the Employee.

Italy

Data Privacy

The following paragraphs replace in its entirety paragraph 26 of the Agreement:

26. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Employee's personal data as described in this section of the Appendix by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee's name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in the Employee's favor, for the exclusive purpose of implementing, managing and administering the Plan ("Data").

The Employee also understands that providing the Company with Data is necessary for the performance of the Plan and that the Employee's refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee's ability to participate in the Plan. The Controller of personal data processing is KLA-Tencor Corporation, 160 Rio Robles, San Jose, California 95134, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is KLA-Tencor Italy S.R.L.

The Employee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Employee further understands that KLA-Tencor Corporation and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Employee's participation in the Plan, and that the Company may further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Employee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Employee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Employee's consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Employee has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reason, the Data processing. Furthermore, the Employee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Employee's local human resources representative.

Plan Document Acknowledgment

In accepting the RSU award, the Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

The Employee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: Withholding of Taxes; No Effect on Employment; Notice of Governing Law and Venue; Acknowledgment of Nature of Plan and Award; Language; and the Data Privacy section included in this Appendix.

Japan

No country-specific terms apply.

Korea

Exchange Control Notice

If the Employee realizes U.S. $500,000 or more from the sale of Shares, the Employee must repatriate the proceeds to Korea within eighteen months of the sale.

Malaysia

Notification Requirements

If the Employee is a director of a Subsidiary or other related company in Malaysia, the Employee is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Employee receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Employee must notify the Malaysian Subsidiary when the Employee sells Shares of the Company or any related company (including when the Employee sells Shares acquired under the Plan). These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any related company.

Netherlands

Securities Law Notice

The Employee should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, the Employee may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.

By accepting the RSU award, the Employee acknowledges having read and understood this Securities Law Notice and the Employee further acknowledges that it is the Employee's responsibility to comply with the following Dutch insider trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has "insider information" related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. "Inside information" is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any Employee of the Company or any Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Employees of the Company working at a Subsidiary in the Netherlands (including an Employee pursuant to the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Employee had such inside information.

Singapore

Securities Law Notice

The grant of the RSUs is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification

If the Employee is a director, associate director or shadow director of a Singapore Subsidiary, the Employee is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Employee is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Subsidiary in writing when the Employee receives an interest (e.g., RSUs, Shares) in the Company or its Subsidiaries. In addition, the Employee must notify the Singapore Subsidiary when the Employee sells shares of the Company or any Subsidiary (including when the Employee sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of the Employee's interests in the Company or any Subsidiary within two days of becoming a director, associate director or shadow director.

Taiwan

Exchange Control Notice

If the Employee is a resident of Taiwan (including an expatriate holding an Alien Resident Certificate), he or she may acquire foreign currency and remit the same out of or into Taiwan up to U.S. $5,000,000 per year without justification. If the Employee is an expatriate employee who does not have an Alien Resident Certificate, he or she may remit into Taiwan and convert to local currency up to U.S. $100,000 at each remittance with no annual limitation.

United Kingdom

Withholding of Taxes

The following paragraphs replace in its entirety paragraph 9 of the Agreement:

9. Withholding of Taxes. Regardless of any action the Company and/or the Subsidiary employing or retaining the Employee (the "Employer") take with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with the Employee's participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer to be an appropriate charge to the Employee even if technically due by the Company of the Employer ("Tax-Related Items"), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the RSUs, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Employee's liability for Tax-Related Items or to achieve any particular tax result. Further, if the Employee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company and/or the Employer hereby reserve the right to calculate the Tax-Related Items to be withheld or accounted for in accordance with this Paragraph 9 by reference to the applicable rates in any jurisdiction without prejudice to any right the Employee may have to recover any overpayment from the relevant tax authorities.

As a condition of the issuance of Shares upon vesting of the RSUs, the Company and/or the Employer shall be entitled to withhold and the Employee agrees to pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy, all obligations of the Company and/or the Employer to account to HM Revenue & Customs ("HMRC") for any Tax-Related Items. In this regard, the Company will withhold a portion of the vested RSUs that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no cash payment due the Employee for the value of any Share withheld in excess of the Tax-Related Items as a result of such rounding. If the date of the relevant taxable event (e.g., the date upon which the RSUs vest, in whole or in part) occurs on a day on which the established stock exchange on which the Company's Common Stock is traded (including without limitation the NASDAQ Global Select Market or the NASDAQ Global Market) is not open for trading, the Fair Market Value for purposes of calculating the portion of the vested RSUs to be withheld pursuant to this paragraph 9 (i.e., the deemed Fair Market Value of the Company's Common Stock on the date of such taxable event) shall be equal to the closing sales price for the Company's Common Stock as quoted on such stock exchange on the market trading day immediately prior to such taxable event. Alternatively, the Company, in its sole discretion, may require or otherwise permit the Employee to make alternate arrangements satisfactory to the Company for such Tax-Related Items. In addition, the Company and/or the Employer has the right to satisfy any Tax-Related Items that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares by one or a combination of the following: (i) retaining without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any Tax-Related Items; or (ii) arranging for the sale of Shares otherwise deliverable to the Employee (on the Employee's behalf and at the Employee's direction pursuant to this authorization).

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Employee shall be deemed, for tax purposes, to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. By accepting this RSU award, the Employee expressly consents to the withholding or sale of Shares and to any additional cash withholding as provided for in this paragraph 9.

The Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the Tax-Related Items (the "Chargeable Event") that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days of the Chargeable Event or such other period as required under U.K. law (the "Due Date"), the Employee agrees that the amount of any uncollected Tax-Related Items shall (assuming the Employee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)), constitute a loan owed by the Employee to the Employer, effective on the Due Date. The Employee agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable laws or if the Employee fails to comply with the Employee's obligations in connection with the Tax-Related Items as described in this paragraph 9, the Company may refuse to deliver the Shares acquired under the Plan.

Joint Election

As a condition of the Employee's participation in the Plan and the vesting of the RSUs, the Employee agrees to accept any liability for secondary Class 1 national insurance contributions (the "Employer's Liability") which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items. To accomplish the foregoing, the Employee agrees to execute a joint election with the Company (the "Election"), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer's Liability to the Employee. The Employee further agrees to execute such other joint elections as may be required between the Employee and any successor to the Company and/or the Employer. If the Employee does not enter into the Election prior to the vest date of the RSU award, or if the Election is revoked at any time by HMRC, the RSUs will cease vesting and become null and void, and no Shares will be acquired under the Plan, without any liability to the Company, the Employer and/or any Subsidiary. The Employee further agrees that the Company and/or the Employer may collect the Employer's Liability by any of the means set forth in the Withholding of Taxes section of this Appendix.